J·R ENGINEERING
A Westrian Company

PENA STATION FILING NO. 1 –BLOCK 1

PROPERTY DESCRIPTION

A PARCEL OF LAND BEING A PORTION OF THAT PROPERTY DESCRIBED UNDER RECEPTION NUMBER 2012179295 IN THE OFFICES OF THE DENVER COUNTY CLERK AND RECORDER, LOCATED IN THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 9, TOWNSHIP 3 SOUTH, RANGE 66 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BASIS OF BEARINGS: THE EAST LINE OF THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 9, TOWNSHIP 3 SOUTH, RANGE 66 WEST OF THE 6TH PRINCIPAL MERIDIAN MONUMENTED BY A 3-1/4" ALUMINUM CAP STAMPED: LS 20699 AT THE NORTH ONE-QUARTER CORNER AND A 3-1/4" ALUMINUM CAP STAMPED: LS 13239 AT THE CENTER NORTH ONE-SIXTEENTH CORNER, BEING ASSUMED TO BEAR S00°21'23"E A DISTANCE OF 1324.86 FEET.

COMMENCING AT THE NORTH ONE-QUARTER CORNER OF SAID SECTION 9;

THENCE ON THE EAST LINE OF THE NORTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 9, S00°21'23"E, A DISTANCE OF 954.75 FEET; TO THE **POINT OF BEGINNING;**

THENCE CONTINUING ON SAID EAST LINE S00°21'23"E, A DISTANCE OF 145.46 FEET, TO A POINT OF NON-TANGENT CURVE;

THENCE ON THE ARC OF A CURVE TO THE LEFT WHOSE CENTER BEARS S67°42'13"E, HAVING A RADIUS OF 335.00 FEET, A CENTRAL ANGLE OF 22°10'15" AND AN ARC LENGTH OF 129.63 FEET, TO A POINT OF TANGENT;

THENCE S00°07'32"W A DISTANCE OF 98.21 FEET, TO A POINT ON THE SOUTH LINE OF THE NORTH ONE-HALF OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 9;

THENCE ON SAID SOUTH LINE, N89°51'57"W A DISTANCE OF 616.47 FEET, TO A POINT ON THE WESTERLY LINE OF SAID PROPERTY DESCRIBED UNDER RECEPTION NUMBER 2012179295;

THENCE ON SAID WESTERLY LINE, N00°16'33"E A DISTANCE OF 370.00 FEET;

THENCE S89°52'28"E A DISTANCE OF 639.04 FEET, TO THE **POINT OF BEGINNING.**

CONTAINING A CALCULATED AREA OF 232,479 SQUARE FEET OR 5.3370 ACRES.

PROPERTY DESCRIPTION STATEMENT

I, JARROD ADAMS, A PROFESSIONAL LAND SURVEYOR LICENSED IN THE STATE OF COLORADO, DO HEREBY STATE THAT THE ABOVE PROPERTY DESCRIPTION AND ATTACHED EXHIBIT WERE PREPARED UNDER MY RESPONSIBLE CHARGE, AND ON THE BASIS OF MY KNOWLEDGE, INFORMATION AND BELIEF, ARE CORRECT.

JARROD ADAMS, PROFESSIONAL LAND SURVEYOR
COLORADO NO. 38252
FOR AND ON BEHALF OF JR ENGINEERING, LLC

COLORADO LICENSED JARROD ADAMS 38252 8-6-15 PROFESSIONAL LAND SURVEYOR

EXHIBIT



BASIS OF BEARINGS
E. LINE NE1/4, NW1/4 SEC. 9
T.3S., R.66W., 6TH P.M.
S00°21'23"E 1324.86'
S67°42'13"E(R)
954.75'
S00°21'23"E 145.46'
POINT OF BEGINNING
Δ=22°10'15"
R=335.00'
L=129.63'
S00°07'32"W
98.21'
POINT OF COMMENCEMENT
N 1/4 COR. SEC. 9
T.3S, R.66W, 6TH P.M.
RECOVERED 3-1/4" ALUM. CAP
STAMPED: LS 20699
PER MONUMENT RECORD
DATED FEB. 16, 1996
C-N 1/16TH COR. SEC. 9
T.3S, R.66W, 6TH P.M.
RECOVERED 3-1/4" ALUM. CAP
STAMPED: LS 13239
PER MON. REC. RECORDED JUNE 29, 1990
0.40' NORTH OF TRUE POSITION
PER SURVEY PERFORMED BY ROGER
PATTERSON, LAST REVISED 2/26/90
NE1/4, NW1/4 SEC. 9,
T.3S, R.66W, 6TH P.M.
S89°52'28"E 639.04'
N89°51'57"W 616.47'
UNPLATTED
CITY AND COUNTY OF DENVER
REC. NO. R-90-0065239
UNPLATTED
SMT INVESTORS, LLP.
REC. NO. 2012179295
S89°51'57"E 2643.39'
S. LINE N1/2, NW1/4 SEC. 9
T.3S., R.66W., 6TH P.M.
N00°16'33"E 370.00'
UNPLATTED
CITY AND COUNTY OF DENVER/DIA
REC. NO. R-93-0065873
N
100 50 0 100
ORIGINAL SCALE: 1" = 100'

NOTE: THIS EXHIBIT DOES NOT REPRESENT A MONUMENTED SURVEY. IT IS INTENDED ONLY TO DEPICT THE ATTACHED PROPERTY DESCRIPTION.

PENA STATION FILING NO. 1-BLOCK 1
SMT LEGALS
PROJECT NO.: 15500.05
DATE: 08/05/15

J·R ENGINEERING
A Westrian Company
Centennial 303-740-9393 • Colorado Springs 719-593-2593
Fort Collins 970-491-9888 • www.jrengineering.com